[BCC Executive Officers Who Are                     CONFIDENTIAL
 Employees of BCC]

(Date)


[                     ]

Dear [          ]:

      Boise Cascade Corporation (the "Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel in the event there is, or is threatened, a change in control of the Company. In this connection, the Board of Directors of the Company (the "Board") recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

      The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, although no such change is now contemplated.

      In order to induce you to remain in the employ of the Company in the face of a change in control of the Company and in consideration of your agreement set forth in Section 2.B hereof, the Company agrees that you shall receive the severance benefits set forth in this letter agreement in the event your employment with the Company is terminated subsequent to a "change in control of the Company" (as defined in Section 2 hereof) under the circumstances described below.

     1.   Term of Agreement.  This Agreement shall commence on
the date hereof and shall continue in effect through [      ];
provided, however, that commencing on [             ],
and each January 1 thereafter, the term of this Agreement shall automatically be extended so as to terminate on the third anniversary of such date, unless, not later than September 30 of the preceding year, the Company shall have given notice not to extend this Agreement; provided, however, if a change in control of the Company (as defined in Section 2 hereof) shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four months beyond the month in which such change in control of the Company occurred.

     2.   Change in Control.

          A. No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below, and your employment by the Company shall thereafter have been terminated in accordance with Section 3 below. A

"change in control of the Company" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (1)  Any Person is or becomes the Beneficial
Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (2)  The following individuals cease for any
reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved (the "Continuing Directors"); or

               (3) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (4) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, any event or transaction which would otherwise constitute a change in control of the Company (a "Transaction") shall not constitute a change in control of the Company for purposes of your benefits under this Agreement if, in connection with the Transaction, you participate as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, you shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (a) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to you of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (b) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company, or
(c) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

          B. For purposes of this Agreement, a "potential change in control of the Company" shall be deemed to have occurred if
(1) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company, (2) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company;
(3) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or (4) the Board adopts a resolution to the effect that a potential change in control of the Company for purposes of this Agreement has occurred. You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Company, you will at the option of the Company remain in the employ of the Company until the earlier of (a) the date which is six months from the occurrence of the first such potential change in control of the Company, or (b) the date of a change in control of the Company.

          C. For purposes of this Agreement, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          D. For purposes of this Agreement, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     3. Termination Following Change in Control. If any of the events described in Section 2 hereof constituting a change in control of the Company shall have occurred and be continuing, you shall be entitled to the benefits provided in Section 4 hereof upon the subsequent termination of your employment during the term of this Agreement unless such termination is because of your death, by the Company for Cause or Disability, or by you other than for Good Reason.

          A. Disability. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from your duties with the Company on a full-time basis for six consecutive months, and within thirty days after written notice of termination is given you shall not have returned to the full-time performance of your duties, the Company may terminate your employment for "Disability."

          B. Cause. Termination by the Company of your employment for "Cause" shall mean termination upon (1) the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from your termination for Good Reason), after a demand for substantial performance is delivered to you by the Board which specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (2) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clauses (1) or (2) of the first sentence of this Subsection and specifying the particulars thereof in detail.

        C. Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall, without your express written consent, mean:

               (1)  The assignment to you of any duties
inconsistent with your status as an Executive Officer of the Company or an adverse alteration in the nature or status of your responsibilities from those in effect immediately prior to a change in control of the Company;

               (2)  The disposition by the Company of the
business of the Company for which your services are principally provided pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise, unless such disposition has been approved by the Board, two thirds of the members of which are Continuing Directors;

               (3) A reduction by the Company in your annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all executives of the Company and all executives of any Person in control of the Company;

               (4)  The Company's requiring you to be based
anywhere other than in the metropolitan area in which you were based immediately prior to a change in control of the Company, except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations;

               (5) The failure by the Company to continue in effect any compensation plan in which you were participating immediately prior to the change in control of the Company, including but not limited to your participation, if any, in the Company's Key Executive Performance Plan for Executive Officers (the "KEPP"), the 1982, 1986, and 1995 Executive Officer Deferred Compensation Plans, the 1987 and 1995 Key Executive Deferred Compensation Plans (the "Deferred Compensation Plans"), the 1984 Key Executive Stock Option Plan (the "1984 Stock Option Plan"), or any substitute or additional plans adopted prior to the change in control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the change in control of the Company, or unless the plan has expired in accordance with its terms in effect immediately prior to the change in control of the Company; or the failure by the Company to continue your participation therein on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed immediately prior to the change in control of the Company;

               (6) The failure by the Company to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company's pension, life insurance, medical, health and accident, or disability plans, including, without limitation, the Company's Split-Dollar Life Insurance Plan ("Split-Dollar Plan"), and the Supplemental Early Retirement Plan for Executive Officers ("Early Retirement Plan"), the Pension Plan for Salaried Employees (the "Qualified Plan"), the Savings and Supplemental Retirement Plan (the "SSRP"), the Supplemental Retirement Programs (the "Excess Benefit Plans"), and any other nonqualified pension agreement between you and the Company, in which you may have been participating at the time of a change in control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the change in control of the Company, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the change in control of the Company;

               (7)  The failure of the Company to obtain a
satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 7 hereof; or

               (8) Any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection D below (and, if applicable, Subsection B above). Furthermore, no such purported termination of your employment shall be effective for purposes of this Agreement.

     Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          D. Notice of Termination. Any purported termination by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 8 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          E. Date of Termination, Etc. "Date of Termination" shall mean (1) if your employment is terminated for Disability, thirty days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty-day period), and (2) if your employment is terminated pursuant to Subsection B or C above or for any other reason, the date specified in the Notice of Termination (which, in the case of a termination pursuant to Subsection B above shall not be less than thirty days, and in the case of a termination pursuant to Subsection C above shall not be more than sixty days, respectively, from the date such Notice of Termination is given); provided that if within thirty days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

     4.   Compensation Upon Termination or During Disability.

          A. During any period that you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, you shall continue to receive your full base salary at the rate then in effect and all compensation, including under the KEPP, paid during the period until your employment is terminated pursuant to Section 3.A hereof. Thereafter, your benefits shall be determined in accordance with the insurance programs then in effect of the Company or subsidiary corporation by which you are employed, and any qualified retirement plan and any executive supplemental retirement plan in effect immediately prior to the change in control of the Company.

          B. If your employment shall be terminated for Cause or by you other than for Good Reason, the Company shall pay you only your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

          C. If your employment shall be terminated by the Company other than for Cause or Disability, or by you for Good
Reason, then you shall be entitled to the benefits provided below:

               (1) The Company shall pay you, not later than the fifth day following the Date of Termination, your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due;

               (2) The Company shall pay to you, not later than the fifth day following the Date of Termination, a lump sum severance payment equal to (a) three times the sum of (i) your annual base salary, plus (ii) your target bonus payout under the Company's Key Executive Performance Plan for Executive Officers (the "KEPP") (or any substitute plan) for the year in which occurs the Date of Termination or change in control of the Company, whichever is greater, less (b) the dollar amount, if any, which you are paid upon termination of employment, without regard to the provisions of this Agreement, under the Company's Severance Pay Policy for Executive Officers as in effect immediately prior to the Date of Termination;

               (3) The Company shall pay to you, not later than the fifth day following the Date of Termination, a lump sum amount equal to the greater of the value of your unused and accrued vacation entitlement in accordance with the Company's Vacation Policy as in effect immediately prior to the change in control of the Company or as in effect on Date of Termination;

               (4) The Company shall pay to you, not later than the fifth day following the Date of Termination, a lump sum amount equal to the sum of (a) any unpaid bonus (excluding deferred awards, plus interest, credited to your account, which shall be payable under the KEPP in accordance with its terms) pursuant to the KEPP (or any substitute plan) allocable to you in respect of the Plan year preceding that in which the Date of Termination occurs, and (b) a KEPP award (or award under a substitute plan) for the year in which the Date of Termination occurs, equal to the greater of (i) 30% of your base salary for such year (determined without regard to any reduction in your base salary constituting Good Reason), prorated through the month in which the Date of Termination occurs, or (ii) the actual KEPP award (or award under such substitute plan) as determined by actual year-to-date earnings per share through the last day of the month prior to the month in which the Date of Termination occurs in accordance with the KEPP award criteria (or criteria under such substitute plan) in which you are participating as of the Date of Termination, prorated through the month in which the Date of Termination occurs;

               (5) Anything to the contrary notwithstanding in any agreement or agreements pursuant to which, either prior to or after the date hereof, you were or will be granted options ("Options") under the Company's 1984 Stock Option Plan or any other stock option plan of the Company, effective at and as of the Date of Termination all such options held by you which then remain outstanding and unexercised shall be automatically canceled and in lieu thereof the Company shall pay to you, not later than the fifth day following the Date of Termination, a lump sum amount equal to the sum of:

                    (a)  In the case of those canceled Options
held by you which were incentive stock options ("Incentive Stock Options"), as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted after the date of this Agreement, the product of (i) the difference (to the extent such difference is a positive number) obtained by subtracting the per share exercise price of each such Incentive Stock Option, from: if the Company Shares are then listed on a national securities exchange,the closing sales price per share on such exchange on the trading day immediately preceding the date of payment thereof, or if Company Shares are not listed on a national securities exchange on such date, then the average of the closing bid and asked prices for Company Shares in the over-the-counter market for the last preceding date on which there was a sale of such Company Shares in such market, or if Company Shares are not then traded in the over-the-counter market, such value as the Company in its discretion may determine, but in no event greater than the fair market value of such shares for federal income tax purposes, and (ii) the number of Company Shares covered by each such Incentive Stock Option;

                    (b)  In the case of all other canceled
Options held by you, the sum of (i) the product of (x) the difference (to the extent that such difference is a positive number) obtained by subtracting the per share exercise price of each such Option, whether or not then fully exercisable, from the higher of (1) if the Company Shares are then listed on a national securities exchange, the closing sales price on the Date of Termination of Company Shares on such national securities exchange, or if Company Shares are not listed on a national securities exchange on such date, then the average of the closing bid and asked prices for Company Shares in the over-the-counter market for the last preceding date on which there was a sale of such Company Shares in such market, of if Company Shares are not then traded in the over-the-counter market, such value as the Company in its discretion may determine, or (2) the highest price per Company Share actually paid in connection with any change in control of the Company, and (y) the number of Company Shares covered by such Option, plus (ii) the amount of any tax bonus that would be payable upon the exercise of such Option at the price set forth above; and

               (6) The Company shall also pay to you all legal fees and expenses incurred by you as a result of such termination
(including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

          D. If your employment shall be terminated (1) by the Company or subsidiary corporation by which you are employed other than for Cause or Disability or (2) by you for Good Reason, then for a twelve-month period following such termination, the Company shall maintain, in full force and effect for your continued benefit, all life, disability, accident and health insurance plans or arrangements, and financial counseling services in which you may have been participating immediately prior to the change in control of the Company, provided your continued participation (or a particular type of coverage) is possible under the general terms and provisions of such plans and arrangements. In the event your participation (or a particular type of coverage) under any such plan or arrangement is barred, the Company shall arrange to provide you with benefits, at substantially the same cost to you, which are substantially similar to those which you are entitled to receive under such plans and arrangements. Notwithstanding the foregoing, the Company shall continue to pay such amounts as may be required to maintain any insurance you may have had in force pursuant to the Split-Dollar Plan until the later of your sixty-fifth birthday or ten years after the insurance policy is issued, after which the Company will release to you its interest in each such policy.

          E. If your employment shall be terminated (1) by the Company or subsidiary corporation by which you are employed other than for Cause or Disability or (2) by you for Good Reason, then in addition to the aggregate retirement benefits to which you are entitled under the Company's Qualified Plan, the Company's Excess Benefit Plans, any other nonqualified pension agreement or arrangement, or any successor plans thereto, the Company shall pay you amounts equal to (a), (b), (c), or (d), whichever is applicable:

            (a) If you have satisfied the service, but not the age, requirements of the Early Retirement Plan, as in effect immediately prior to the change in control of the Company, you shall receive a monthly benefit, commencing on your fifty-fifth birthday equal to the benefit to which you would have been entitled under the Early Retirement Plan, as in effect immediately prior to the change in control of the Company, had you satisfied the age and service requirements as of the Date of Termination; or

            (b) If you have satisfied the age, but not the service, requirement of the Early Retirement Plan, as in effect immediately prior to the change in control of the Company, you shall receive a monthly benefit, commencing as of the Date of Termination equal to the benefit to which you would have been entitled under the Early Retirement Plan, as in effect immediately prior to the change in control of the Company, had you satisfied the age and service requirements as of the Date of Termination; or

            (c) If you have satisfied neither the age nor the service requirements of the Early Retirement Plan, as in effect immediately prior to the change in control of the Company, you shall receive a monthly benefit, commencing on your fifty-fifth birthday equal to the benefit to which you would have been entitled under the Early Retirement Plan, as in effect immediately prior to the change in control of the Company, had you satisfied the age and service requirements as of the Date of Termination; or

            (d) If you have satisfied both the age and the service requirements of the Early Retirement Plan, as in effect immediately before the change in control of the Company, you shall receive the benefits to which you are entitled under the Early Retirement Plan.

The benefits under this paragraph E shall be paid in the same manner as, and shall otherwise possess the same rights and privileges as were available with respect to, benefits under the terms of the Early Retirement Plan as in effect immediately prior to the change in control of the Company.

        F. If your employment shall be terminated (1) by the Company or subsidiary corporation by which you are employed other than for Cause or Disability or (2) by you for Good Reason, then you shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 (except as otherwise provided in the immediately succeeding sentence) be reduced by any compensation earned by you as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise. Benefits otherwise receivable by you pursuant to
Section 4.D shall be reduced to the extent comparable benefits are actually received by you during the twelve-month period following your termination, and any such benefits actually received by you shall be reported to the Company.

    5. Protective Limitation. Notwithstanding any provision hereof to the contrary, in the event you (A) would receive payments under this Agreement or under any other plan, program, or policy sponsored by the Company; (B) which payments relate to a change in control of the Company and which are determined (whether by the Company, your legal counsel, or the IRS) to be subject to excise tax under Section 4999 of the Code; and (C) if this excise tax would cause the net after-tax parachute payments, within the meaning of Section 280G of the Code ("Parachute Payments") actually received by you to be less than the net amount you would have received, after application of federal and state income taxes, had the present value of your total Parachute Payments equaled $1.00 less than three times your base amount, as defined under Section 280G of the Code, then your Parachute Payments attributable to payments under this Agreement shall be reduced (by the minimum possible amount), so that their aggregate present value equals $1.00 less than three times your base amount. In the event payments under this Agreement are reduced, such reduction shall be made first from payments made pursuant to Section 4.C(5) and second from Section 4.C(2). For purposes of this paragraph, your tax rate will be the maximum marginal federal and state income tax rate on earned income, with the maximum federal rate to be computed with regard to Section 1(g) of the Code and applying any available deduction of state and local taxes for federal income tax purposes. If you and the Company are unable to agree as to the amount of the reduction described above, if any, you may select a law firm or accounting firm from among those firms regularly consulted by the Company prior to the change in control of the Company or other firms acceptable to the Company, and this law firm or accounting firm shall determine the amount of any reduction and the firm's determination shall be final and binding on you and the Company.

    6. Deferred Compensation and Benefits Trust. The Company has established a Deferred Compensation and Benefits Trust, and shall comply with the terms of that Trust. Upon the occurrence of any potential change in control of the Company, the Company shall transfer to the Trust an amount of cash, marketable securities, or other property acceptable to the trustee(s) equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the Trust, to pay the Company's obligations under this Agreement (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee(s) subject to and in accordance with the terms of the Trust. In addition, from time to time, the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee(s) as may be necessary in order to maintain the Funding Amount with respect to this Agreement. The determination of the amount required to be transferred by the Company to the Trust shall include any amounts that could in any circumstances be payable in the future under Section 4 hereof, calculated in accordance with the following rules: (A) Upon a potential change in control of the Company, the Company will calculate the amount required to be transferred to the Trust based on the assumption that your employment, if not previously terminated, will be terminated by the Company other than for Cause or Disability on the second anniversary of the potential change in control of the Company;
(B) Upon any subsequent recalculation, your employment will be deemed to have been terminated by the Company other than for Cause or Disability on the later of the date of actual termination or the date of such recalculation; and (C) For purposes of calculating the amount payable under
Section 4.C(5)(b) hereof, the amount determined under
Section 4.C(5)(b)(i)(x) shall be deemed to be the higher of 200% of the closing sale price of Company Shares on the date of the potential change in control of the Company or the highest price at which Company Shares traded during the period between the potential change in control of the Company and the date as of which the calculation is being made.

    For this purpose, the term Deferred Compensation and Benefits Trust shall mean an irrevocable trust or trusts established or to be established by the Company with an independent trustee or trustees for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which nevertheless will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency and with respect to which the Company shall have received a ruling from the Internal Revenue Service that the trust is a "grantor trust" for federal income tax purposes.

    The Deferred Compensation and Benefits Trust shall contain the following additional provisions:

    (a) If a change in control of the Company does not occur within one year after the potential change in control of the Company, the Company may reclaim the assets transferred to the trustee or trustees subject to the requirement that it be again funded upon the occurrence of another potential change in control of the Company.

    (b) Upon a change in control of the Company, the assets of the Deferred Compensation and Benefits Trust shall be used to pay benefits under this Agreement, except to the extent such benefits are paid by the Company, and the Company and any successor shall continue to be liable for the ultimate payment of those benefits.

    (c) The Deferred Compensation and Benefits Trust will be terminated upon the exhaustion of the trust assets or upon payment of all the Company's obligations.

    (d) The Deferred Compensation and Benefits Trust shall contain other appropriate terms and conditions consistent with the purposes sought to be accomplished by it. Prior to a change in control of the Company, the Deferred Compensation and Benefits Trust may be amended from time to time by the Company, but no such amendment may substantially alter any of the provisions set out in the preceding paragraphs.

    7.  Successors; Binding Agreement.

        A. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you terminate your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        B. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or if there is no such designee, to your estate.

        C. Any dispute between you and the Company regarding this Agreement may be resolved either by binding arbitration or by judicial proceedings at your sole election, and the Company agrees to be bound by your election in that regard.

    8. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

    9. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Idaho (regardless of the law which may be applicable under principles of conflicts of law). All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. If the obligations of the Company under Section 4 arise prior to the expiration of the term of this Agreement, such obligations shall survive the expiration of the term.

    10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

    11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    12. No Guaranty of Employment. Neither this contract nor any action taken hereunder shall be construed as giving you a right to be retained as an employee or an executive officer of the Company.

    13. Governing Law. This Agreement shall be governed by and construed in accordance with Delaware law.

    14. Other Benefits. Any payments due to you as provided herein are in addition to, and not in lieu of, any amounts to which you may be entitled under any other employee benefit plan, program or policy of the Company.

     If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

BOISE CASCADE CORPORATION



By___________________________
  Alice E. Hennessey
  Senior Vice President
  Corporate Relations and
    Human Resources

Agreed to this [  ] day
of [          ],




______________________________
[Name of Officer]

Enclosure

[BCC Executive Officers Who Are                        CONFIDENTIAL
 Employees of BCOP]

(Date)



[                     ]

Dear [          ]:

      Boise Cascade Corporation (the "Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel in the event there is, or is threatened, a change in control of the Company. In this connection, the Board of Directors of the Company (the "Board") recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

      The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, includ-ing yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, although no such change is now contemplated.

      In order to induce you to remain as an employee of Boise Cascade Office Products Corporation ("BCOP") in the face of a change in control of the Company, if the change in control of the Company occurs when you are an executive officer of the Company, and in consideration of your agreement set forth in
Section 2.B hereof, the Company agrees that you shall receive the severance benefits set forth in this letter agreement in the event your employment is terminated subsequent to a "change in control of the Company" (as defined in Section 2 hereof) under the circumstances described below.

     1.   Term of Agreement.  This Agreement shall commence on
the date hereof and shall continue in effect through [      ];
provided, however, that commencing on [             ], and
each January 1 thereafter, the term of this Agreement shall automatically be extended so as to terminate on the third anniversary of such date, unless, not later than September 30 of the preceding year, the Company shall have given notice not to extend this Agreement; provided, however, if a change in control of the Company (as defined in Section 2 hereof) shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four months beyond the month in which such change in control of the Company occurred. Notwithstanding any other provision of this Agreement, this Agreement shall terminate if, prior to the occurrence of a potential change in control of the Company, you cease to be an executive officer of the Company, such termination to be effective as of the date you so cease to be an executive officer of the Company.

     2.   Change in Control.

          A. No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below, and your employment with BCOP shall there-after have been terminated in accordance with Section 3 below. A "change in control of the Company" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (1)  Any Person is or becomes the Beneficial
Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (2)  The following individuals cease for any
reason to constitute at least 66 2/3% of the number of direc-tors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the elec-tion of directors of the Company) whose appointment or elec-tion by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved (the "Continuing Directors"); or

               (3) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviv-ing entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolida-tion effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisi-tion by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (4) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, any event or transaction which would otherwise constitute a change in control of the Company (a "Transaction") shall not constitute a change in control of the Company for purposes of your bene-fits under this Agreement if, in connection with the Transaction, you participate as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, you shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (a) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to you of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job respon-sibilities, title and the like, (b) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company, or
(c) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

          B. For purposes of this Agreement, a "potential change in control of the Company" shall be deemed to have occurred if (1) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company, (2) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company; (3) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstand-ing shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or
(4) the Board adopts a resolution to the effect that a potential change in control of the Company for purposes of this Agreement has occurred. You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Company, you will at the option of the Company remain in the employ of the Company until the earlier of (a) the date which is six months from the occurrence of the first such potential change in control of the Company, or (b) the date of a change in control of the Company.

          C.  For purposes of this Agreement, "Beneficial
Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange
Act").

          D. For purposes of this Agreement, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily hold-ing securities pursuant to an offering of such securities, or
(4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     3. Termination Following Change in Control. If any of the events described in Section 2 hereof constituting a change in control of the Company shall have occurred and be continu-ing, you shall be entitled to the benefits provided in
Section 4 hereof upon the subsequent termination of your employment with BCOP during the term of this Agreement unless such termination is because of your death, by BCOP for Cause or Disability, or by you other than for Good Reason.

          A. Disability. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from your duties with BCOP on a full-time basis for six consecutive months, and within thirty days after written notice of termination is given you shall not have returned to the full-time performance of your duties, BCOP may terminate your employment for "Disability."

          B. Cause. Termination by BCOP of your employment for "Cause" shall mean termination upon (1) the willful and continued failure by you to substantially perform your duties with BCOP (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from your termination for Good Reason), after a demand for substantial performance is delivered to you by the BCOP board of directors which specifically identifies the manner in which the BCOP board of directors believes that you have not substantially performed your duties, or (2) the willful engaging by you in conduct which is demonstrably and materially injurious to BCOP, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of BCOP. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the BCOP board of directors at a meeting of the board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the board), finding that in the good faith opinion of the BCOP board of directors you were guilty of conduct set forth above in clauses (1) or (2) of the first sentence of this Subsection and specifying the particulars thereof in detail.

        C.     Good Reason.  You shall be entitled to
terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall, without your express written consent, mean:

               (1) The assignment to you of any duties incon-sistent with your status as an Executive Officer of the Company and BCOP or an adverse alteration in the nature or status of your responsibilities from those in effect immediately prior to a change in control of the Company;

               (2)  The disposition by the Company of its
ownership interest in the business of BCOP pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise, unless such disposition has been approved by the Board, two thirds of the members of which are Continuing
Directors;

               (3)  A reduction by BCOP in your annual base
salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all executives of the Company and BCOP and all executives of any Person in control of the Company;

               (4) BCOP's requiring you to be based anywhere other than in the metropolitan area in which you were based immediately prior to a change in control of the Company, except for required travel on BCOP's business to an extent substantially consistent with your present business travel obligations;

               (5) The failure by BCOP to continue in effect any compensation plan in which you were participating immedi-ately prior to the change in control of the Company, including but not limited to your participation, if any, in the BCOP Key Executive Performance Plan for Executive Officers (the "KEPP"), the BCOP 1995 Executive Officer Deferred Compensation Plan (the "Deferred Compensation Plan"), the BCOP Key Executive Stock Option Plan (the "Stock Option Plan"), or any substitute or additional plans adopted prior to the change in control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the change in control of the Company, or unless the plan has expired in accordance with its terms in effect immediately prior to the change in control of the Company; or the failure by BCOP to continue your participation therein on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed immediately prior to the change in control of the Company;

               (6) The failure by BCOP to continue to provide you with benefits substantially similar to those enjoyed by you under any of BCOP's pension, life insurance, medical, health and accident, or disability plans, including, without limitation, BCOP's Split-Dollar Life Insurance Plan ("Split-Dollar Plan"), and BCOP's Supplemental Early Retirement Plan for Executive Officers ("Early Retirement Plan"), the Pension Plan for Salaried Employees (the "Qualified Plan"), the Savings and Supplemental Retirement Plan (the "SSRP"), the Supplemental Retirement Programs (the "Excess Benefit Plans"), and any other nonqualified pension agreement between you and BCOP, in which you may have been participating at the time of a change in control of the Company, the taking of any action by BCOP which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the change in control of the Company, or the failure by BCOP to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with BCOP in accordance with BCOP's normal vacation policy in effect at the time of the change in control of the Company;

               (7)  The failure of the Company to obtain a
satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 7 hereof; or

               (8)  Any purported termination of your
employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection D below
(and, if applicable, Subsection B above). Furthermore, no such purported termination of your employment shall be effective for purposes of this Agreement.

     Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          D.   Notice of Termination.  Any purported
termination by BCOP or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indi-cate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          E.   Date of Termination, Etc.  "Date of
Termination" shall mean (1) if your employment is terminated for Disability, thirty days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty-day period), and (2) if your employment is terminated pursuant to Subsection B or C above or for any other reason, the date specified in the Notice of Termination (which, in the case of a termination pursuant to Subsection B above shall not be less than thirty days, and in the case of a termination pursuant to Subsection C above shall not be more than sixty days, respectively, from the date such Notice of Termination is given); provided that if within thirty days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judg-ment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

     4.   Compensation Upon Termination.

          A. If your employment shall be terminated by BCOP, following a Change in Control of the Company, other than for Cause or Disability, or by you for Good Reason, then you shall be entitled to the benefits provided below:

               (1) Anything to the contrary notwithstanding in any agreement or agreements pursuant to which, either prior to or after the date hereof, you were or will be granted options ("Options") under the Company's 1984 Key Executive Stock Option Plan or any other stock option plan of the Company, effective at and as of the Date of Termination all such options held by you which then remain outstanding and unexercised shall be automatically canceled and in lieu thereof the Company shall pay to you, not later than the fifth day following the Date of Termination, a lump sum amount equal to the sum of:

                    (a)  In the case of those canceled Options
held by you which were incentive stock options ("Incentive Stock Options"), as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted after the date of this Agreement, the product of (i) the difference (to the extent such difference is a positive number) obtained by subtracting the per share exercise price of each such Incentive Stock Option, from: if the Company Shares are then listed on a national securities exchange,the closing sales price per share on such exchange on the trading day immedi-ately preceding the date of payment thereof, or if Company Shares are not listed on a national securities exchange on such date, then the average of the closing bid and asked prices for Company Shares in the over-the-counter market for the last preceding date on which there was a sale of such Company Shares in such market, or if Company Shares are not then traded in the over-the-counter market, such value as the Company in its discretion may determine, but in no event greater than the fair market value of such shares for federal income tax purposes, and (ii) the number of Company Shares covered by each such Incentive Stock Option;

                    (b)  In the case of all other canceled
Options held by you, the sum of (i) the product of (x) the difference (to the extent that such difference is a positive number) obtained by subtracting the per share exercise price of each such Option, whether or not then fully exercisable, from the higher of (1) if the Company Shares are then listed on a national securities exchange, the closing sales price on the Date of Termination of Company Shares on such national securities exchange, or if Company Shares are not listed on a national securities exchange on such date, then the average of the closing bid and asked prices for Company Shares in the over-the-counter market for the last preceding date on which there was a sale of such Company Shares in such market, of if Company Shares are not then traded in the over-the-counter market, such value as the Company in its discretion may deter-mine, or (2) the highest price per Company Share actually paid in connection with any change in control of the Company, and
(y) the number of Company Shares covered by such Option, plus
(ii) the amount of any tax bonus that would be payable upon the exercise of such Option at the price set forth above;

               (2)   The Company shall continue to pay such
amounts as may be required to maintain any insurance you may have had in force pursuant to the Company's Split Dollar Life Insurance Plan until the later of your sixty-fifth birthday or ten years after the insurance policy is issued, after which the Company will release to you its interest in each such policy.

               (3)  The Company shall also pay to you all
legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

          B. If your employment shall be terminated (1) by BCOP other than for Cause or Disability or (2) by you for Good Reason, then you shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 (except as otherwise provided in the immediately succeeding sentence) be reduced by any compensation earned by you as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise.

     5. Protective Limitation. Notwithstanding any provision hereof to the contrary, in the event you (A) would receive payments under this Agreement or under any other plan, program, or policy sponsored by the Company or BCOP; (B) which payments relate to a change in control of the Company and which are determined (whether by the Company, your legal counsel, or the IRS) to be subject to excise tax under
Section 4999 of the Code; and (C) if this excise tax would cause the net after-tax parachute payments, within the meaning of Section 280G of the Code ("Parachute Payments") actually received by you to be less than the net amount you would have received, after application of federal and state income taxes, had the present value of your total Parachute Payments equaled $1.00 less than three times your base amount, as defined under
Section 280G of the Code, then your Parachute Payments attributable to payments under this Agreement shall be reduced (by the minimum possible amount), so that their aggregate present value equals $1.00 less than three times your base amount. For purposes of this paragraph, your tax rate will be the maximum marginal federal and state income tax rate on earned income, with the maximum federal rate to be computed with regard to Section 1(g) of the Code and applying any available deduction of state and local taxes for federal income tax purposes. If you and the Company are unable to agree as to the amount of the reduction described above, if any, you may select a law firm or accounting firm from among those firms regularly consulted by the Company prior to the change in control of the Company or other firms acceptable to the Company, and this law firm or accounting firm shall determine the amount of any reduction and the firm's determination shall be final and binding on you and the Company.

     6. Deferred Compensation and Benefits Trust. The Company has established a Deferred Compensation and Benefits Trust, and shall comply with the terms of that Trust. Upon the occurrence of any potential change in control of the Company, the Company shall transfer to the Trust an amount of cash, marketable securities, or other property acceptable to the trustee(s) equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the Trust, to pay the Company's obligations under this Agreement (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee(s) subject to and in accordance with the terms of the Trust. In addition, from time to time, the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee(s) as may be necessary in order to maintain the Funding Amount with respect to this Agreement. The determination of the amount required to be transferred by the Company to the Trust shall include any amounts that could in any circumstances be payable in the future under Section 4 hereof, calculated in accordance with the following rules:
(A) Upon a potential change in control of the Company, the Company will calculate the amount required to be transferred to the Trust based on the assumption that your employment, if not previously terminated, will be terminated by BCOP other than for Cause or Disability on the second anniversary of the potential change in control of the Company; (B) Upon any subsequent recalculation, your employment will be deemed to have been terminated by BCOP other than for Cause or Disability on the later of the date of actual termination or the date of such recalculation; and (C) For purposes of calculating the amount payable under Section 4.A.(1)(b) hereof, the amount determined under Section 4.A(1)(b)(i)(x) shall be deemed to be the higher of 200% of the closing sale price of Company Shares on the date of the potential change in control of the Company or the highest price at which Company Shares traded during the period between the potential change in control of the Company and the date as of which the calculation is being made.

     For this purpose, the term Deferred Compensation and Benefits Trust shall mean the irrevocable trust established by the Company with an independent trustee or trustees for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which nevertheless will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency and with respect to which the Company shall have received a ruling from the Internal Revenue Service that the trust is a "grantor trust" for federal income tax purposes.

     The Deferred Compensation and Benefits Trust shall contain the following additional provisions:

     (a) If a change in control of the Company does not occur within one year after the potential change in control of the Company, the Company may reclaim the assets transferred to the trustee or trustees subject to the requirement that it be again funded upon the occurrence of another potential change in control of the Company.

     (b) Upon a change in control of the Company, the assets of the Deferred Compensation and Benefits Trust shall be used to pay benefits under this Agreement, except to the extent such benefits are paid by the Company, and the Company and any successor shall continue to be liable for the ultimate payment of those benefits.

     (c) The Deferred Compensation and Benefits Trust will be terminated upon the exhaustion of the trust assets or upon payment of all the Company's obligations.

     (d) The Deferred Compensation and Benefits Trust shall contain other appropriate terms and conditions consistent with the purposes sought to be accomplished by it. Prior to a change in control of the Company, the Deferred Compensation and Benefits Trust may be amended from time to time by the Company, but no such amendment may substantially alter any of the provisions set out in the preceding paragraphs.

     7.   Successors; Binding Agreement.

          A. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succes-sion had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled here-under if you terminate your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          B. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or if there is no such designee, to your estate.

          C.   Any dispute between you and the Company
regarding this Agreement may be resolved either by binding arbitration or by judicial proceedings at your sole election, and the Company agrees to be bound by your election in that regard.

     8. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     9. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Idaho (regard-less of the law which may be applicable under principles of conflicts of law). All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. If the obligations of the Company under Section 4 arise prior to the expiration of the term of this Agreement, such obligations shall survive the expiration of the term.

     10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. No Guaranty of Employment. Neither this contract nor any action taken hereunder shall be construed as giving you a right to be retained as an employee or an executive officer of the Company or BCOP.

     13.  Governing Law.  This Agreement shall be
governed by and construed in accordance with Delaware law.

     14. Other Benefits. Any payments due to you as provided herein are in addition to, and not in lieu of, any amounts to which you may be entitled under any other employee benefit plan, program or policy of the Company.

      If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

BOISE CASCADE CORPORATION



By___________________________
  Alice E. Hennessey
  Senior Vice President
  Corporate Relations and
    Human Resources

Agreed to this [  ] day
of [          ],




______________________________
[Name of Officer]

Enclosure

H701110B.HP2